EXHIBIT 99.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002


I, Eugene W. Landy, Chief Executive Officer, certify that:

1.                 I   have reviewed this annual report   on
  Form 10-K of Monmouth Real Estate Investment Corporation;

2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report;

4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and we have:

  a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

  b)               evaluated   the  effectiveness   of   the
  registrant's disclosure controls and procedures  as  of  a
  date   within 90 days prior to the filing date   of   this
  annual report (the "Evaluation Date"); and

  c)                presented  in this annual   report   our
  conclusions   about the effectiveness of  the   disclosure
  controls  and procedures based on our evaluation   as   of
  the Evaluation Date;

5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent function):

  a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

  b)               any  fraud, whether or not material, that
  involves   management  or other  employees  who   have   a
  significant  role  in the registrant's internal  controls;
  and

6. The registrant's other certifying officers and I have indicated in this annual report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant
  deficiencies   and   material  weaknesses.


/s/  Eugene W. Landy

Eugene W. Landy
Chief Executive Officer
December 19, 2002